EXHIBIT 2

                             STOCK PLEDGE AGREEMENT



     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered as of this 1St day of January, 2001, by and among Pinnacle Business Management Inc., a Nevada corporation (the "Pledgor"), Vincent and Kim Lo Castro, individuals residing in the State of Florida (each of the foregoing individuals, a "Lender" and collectively, the "Lenders"), and Mark Jackson, an individual residing in the Commonwealth of Pennsylvania, in his capacity as pledge agent ("Pledge Agent").


                                    PREAMBLE


     A. The Lenders owned beneficially and of record substantially all the outstanding shares of capital stock (the "Shares") of Lo Castro & Associates, Inc., a Pennsylvania corporation (the "Corporation");

     B. Pursuant to the terms of that certain Stock Purchase Agreement dated as of December 27, 2000 (the "Stock Purchase Agreement"), the Pledgor purchased the Shares in consideration, among other things, of a promissory note given to the Lenders (the "Note");

     C. In order to induce the Lenders to enter into the Stock Purchase Agreement and consummate the transactions contemplated therein, the Pledgor has agreed to pledge the Shares as security for the payment of the interest and principal due under the terms of the Note;

     D. The Pledgor and each of the Lenders desire to appoint Pledge Agent to act as Pledge Agent pursuant to and in accordance with this Agreement; and

     E. The execution of this Agreement by the Pledgor is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement.


          NOW, THEREFORE, the parties hereto, in consideration of the promises and agreements herein contained, and intending to be legally bound, do covenant and agree as follows:

          Section  1.  Definitions.  For  the  purposes  of  this Agreement, the
          ----------   -----------
following  terms  shall  have  the  following  meanings:

          (a) The term "Obligations" shall include (i) any and all indebtedness, obligations and liabilities of any type or nature, now existing or hereafter created, of Pledgor and his personal representatives, heirs, successors or assigns, to the Lenders, and their respective personal representatives, heirs, successors, or assigns arising under the Note; (ii) all liabilities and obligations of Pledgor hereunder; and (iii) all costs, expenses and liabilities which may be incurred or advances which may be made by Lenders, including reasonable attorneys fees and expenses, in connection with any of the Obligations or any collateral security therefor.

          (b) The term "Collateral" shall mean the Shares beneficially owned or held by Pledgor, together with any cash, other stock or property received in exchange or in substitution for such stock (the securities referred to above and any cash, stock or property received in exchange or in substitution therefor is hereinafter collectively referred to as the "Stock"), distributions which may be made on, or distributed in consequence of the ownership of, the Stock, any securities, instruments or distributions of any kind issuable, issued or received upon conversion of, in respect of, or in exchange for any of the Stock, including, without limitation, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets. or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Stock. In the event subscriptions, warrants, options or other rights are issued in connection with any of the Collateral, such subscriptions, warrants, options and rights shall be deemed to be part of the Collateral and shall be delivered to the Pledge Agent, together with assignments separate from certificate, duly endorsed in blank for transfer.

     Notwithstanding the provisions of this Section 1(b), in the event that there is no outstanding Event of Default (as herein defined), the Pledgor shall be entitled to cash dividends paid on account of the Stock, so long as such dividends are not being paid in exchange for or replacement of the Stock and if such dividends are utilized by Pledgor to make payments under the Note.

          (c) The term "Event of Default" shall include any of the following:

               (i) A failure to make any principal payment when due under the terms of the Note;

               (ii) If any representation or warranty made by the Pledgor in the Stock Purchase Agreement, this Agreement or any document, certificate or statement furnished pursuant to this Agreement or in connection herewith, shall be false or misleading in any material respect; or

               (iii) An occurrence of a default in the due performance or observance of any term, covenant or agreement required to be performed or observed under the Stock Purchase Agreement or this Agreement which is not cured within thirty (30) days of written notice to Pledgor of such default.

          Section  2.  Creation  of Security Interest. As security for the full,
          -------------------------------------------
prompt and complete performance by Pledgor of all of the Obligations, Pledgor hereby pledges and grants a security interest to the Lenders in and to all of the Collateral under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law. Concurrently with the execution and delivery of this Agreement, Pledgor has delivered to the Pledge Agent the certificates constituting the Collateral, together with assignments separate from certificate, duly endorsed in blank for transfer in form satisfactory to the Lenders, which shall be held and delivered by the Pledge Agent in accordance with the terms of this Agreement. Pledgor hereby further agrees to do any and all further things and to execute any and all further documents as the Lenders shall require to perfect the Lenders ' security interest in the Collateral or to effectuate the delivery to the Lenders of such certificates and assignments. In the event of the occurrence of an Event of Default, the Pledge Agent shall deliver the Collateral to the Lenders. By execution of this Agreement, the Lenders hereby direct that the Pledgor deliver its payments due with respect to the Note to the Pledge Agent with a notice of any such payment delivered concurrently to the Lenders.

          Section 3. Representations and Warranties.  Pledgor  hereby  makes the
          -----------------------------------------
following representations and warranties, which representations and warranties shall survive the execution and delivery of this Agreement and shall continue until the security interest of the Lenders terminates:

          (a) All of the  Collateral is owned by Pledgor,  free and clear of any
     and  all  options,   claims,   security  interests,   liens,   pledges  and
     encumbrances, except those created hereby.

          (b) Pledgor is a duly organized, validly existing corporation in good standing under the laws of Florida. Pledgor has the full power and legal authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes the authorized, valid and legally binding obligation of the Pledgor enforceable in accordance with its terms.

          (c) The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof, will not result in the breach of any of the terms, conditions or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under, any agreement or other instrument to which Pledgor is a party or by which he is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation.

          (d) No approvals of any nature are required by any governmental or regulatory body in connection with the pledge of the Collateral provided for herein.

          (e) The Shares included in the Collateral are not subject to any charter, by-law, statutory, contractual or other restrictions governing their transfer, ownership or control, which restrictions would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.

          Section  4.  Voting.  Prior  to  the occurrence of an Event of Default
          ----------   ------
hereunder, Pledgor shall have the right to vote the securities constituting the Collateral owned by it; provided, however, that Pledgor shall not in any event vote such securities in a manner which would cause or constitute an Event of Default under this Agreement or would otherwise be inconsistent with any of the terms, conditions or provisions of this Agreement or the Note. Upon the occurrence of an Event of Default, the Lenders or their successors and assigns shall have the right to vote the stock and securities included in the Collateral irrespective of whether the Lenders, or their successors and assigns, exercise any of their other rights and remedies hereunder or under law, and for such purpose the Lenders and their successors and assigns are hereby designated as Pledgor's proxy, which designation shall be deemed to be coupled with an interest and to be irrevocable and valid until the termination of the security interest herein granted, any limitation under law as to the length of validity of a proxy to the contrary notwithstanding. Pledgor shall execute all such further documents and do all such further things as may be requested by the Lenders to effect the Lenders' right to vote the stock and securities included in the Collateral.

          Section 5. Registration of Collateral.  Upon  an Event of Default, any
          ---------  --------------------------
or all stock and securities included in the Collateral shall, at the option of the Lenders, be registered in the name of the Lenders, or their successors and assigns, or their nominee(s). Pledgor irrevocably authorizes the issuers of all such stock or securities and their officers and agents, to effect such transfer upon written request of the Lenders. The rights of the Lenders hereunder in no way affects any of the other rights of the Lenders upon any Event of Default.

          Section  6.  Covenants  of Pledgor. Until the security interest of the
          ----------------------------------
Lenders terminates, Pledgor shall comply with the following covenants and agreements:

          (a) Pledgor shall execute and deliver, upon request of the Lender, from time to time, such financing statements, continuation statements, assignments, security agreements and such other instruments or documents as the Lender may reasonably request to perfect, and to keep and continue perfected at all times, the Lender's security interest in the Collateral; and

          (b) Pledgor shall not transfer, sell, encumber or otherwise dispose of any of the Collateral, and shall not create, assume or suffer to exist any security interest, lien, charge or other encumbrance in favor of any individual or entity in, on or to any of the Collateral, except as created hereunder.

          (c) Pledgor shall comply with all laws applicable to the Collateral unless such noncompliance would not individually or in the aggregate materially impair the use or value of the Collateral or the Lenders' rights hereunder.

          (d) Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any state, federal or local authority on any of the Collateral, except to the extent contested in good faith by appropriate proceedings.

          (e) Pledgor  shall  permit the Lenders  and their  representatives  at
     reasonable   times  to  inspect  all  books  and  records  related  to  the
     Collateral.

          Section  7.  Event  of  Default.  Upon  the  occurrence of an Event of
          -------------------------------
Default:

          (a) The Lenders shall be entitled to receive any cash dividends or payments on the Collateral which shall be applied to the Obligations in any manner in which the Lenders deem appropriate (in their sole discretion) and to exercise in the Lenders' discretion all voting rights pertaining thereto as provided in Section 4 hereof.

          (b) The Lenders shall have the right to exercise all rights with respect to the Collateral as if they were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at their sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral.

          (c) Pledgor shall take any action necessary or required or requested by the Lenders in order to allow the Lenders fully to enforce their security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

          (d) The Lenders shall have all (i) of the rights of a secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law, (ii) any rights or remedies upon any judgment entered upon the Note and/or (iii) the right to sell any or all of the Collateral at one or more public or private sales upon and to bid thereat or purchase any part or all thereof in its own or a nominee's name, free and clear of any equity of redemption; written notice mailed to Pledgor at the address designated herein ten (10) days or more prior to the date of such public or private sale shall constitute reasonable notice; and to apply the net proceeds of the sale, after deduction for any expenses of sale, including Lenders' attorneys' fees, to the payment of the Obligations in any manner or order which the Lender, in her sole discretion, may elect, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Pledgor hereby acknowledges and agrees that the Lenders are not required to exercise all remedies and rights available to it equally with respect to all of the Collateral and the Lenders may select less than all of the Collateral with respect to which the remedies as determined by the Lenders may be exercised.

          Section  8.  Securities  Law Provision. Pledgor hereby recognizes that
          --------------------------------------
the Lenders may be unable to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended (the "Act"), or other federal or state securities laws, but may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made by reason of such prohibitions may be at prices and on other terms less favorable than if the Collateral were sold to the public, and that the Lenders have no obligation to delay the sale of any Collateral for the period of time necessary to permit Pledgor to register the Collateral for sale to the public under the Act. Pledgor agrees that the form of such negotiated sales made under the foregoing circumstances, whether on cash or credit terms, shall be deemed to have been made in a commercially reasonable manner. Pledgor shall cooperate with the Lenders and shall satisfy any requirements under the Act and any other federal or state securities or other laws and regulations applicable to the sale of the Collateral by the Lenders.

          Section  9.  Termination of the Security Interest. At such time as (a)
          -------------------------------------------------
all of the Obligations have been paid and/or performed in full and (b) such satisfaction of the Obligations is not then subject to any filed or threatened claim, contest, voidance or offset of any type whatsoever, the security interest provided herein shall terminate and the Lenders or the Pledge Agent, as the case may be, shall return to Pledgor all Collateral then held by the Lenders or the Pledge Agent, if any, and upon written request of Pledgor. shall execute, in form for filing, termination statements of the security interest herein granted and, thereafter, no party hereto shall have any further rights or obligations hereunder.

          Section 10. Arbitration. In the event that the Lenders and the Pledgor
          -----------------------
are unable to agree on the resolution of any dispute arising under this Agreement within sixty (60) days after a notice thereof has been sent, such dispute shall be submitted to arbitration by the Pledgor and the Lenders in Pittsburgh, Pennsylvania under the auspices and the then-prevailing rules of the American Arbitration Association. The determination of the arbitration panel convened in accordance with the foregoing shall be conclusive and binding on the parties in all respects.

          Section  11.  Concerning  the  Pledge  Agent.
          --------------------------------------------

          (a) Pledge Agent shall be entitled to fees in accordance with the fee schedule attached hereto as Exhibit A. In addition, Pledge Agent shall be entitled to reimbursement for all reasonable expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder, including reasonable fees, expenses and disbursements of counsel. All such fees and disbursements shall be paid one-half by the Lenders and one-half by Pledgor.

          (b) Pledge Agent shall not be liable for any damages or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Agreement; provided, however, that nothing herein contained shall relieve Pledge Agent from liability arising out of its willful misconduct, gross negligence or bad faith. Pledge Agent shall have no liability under, or duty to inquire into the terms of, the Stock Purchase Agreement. Each party hereto (other than Pledge Agent) covenants with each other party (including Pledge Agent) that all instructions, directions and notices given by such party hereunder will be in accordance with the provisions of the Promissory Note. Pledge Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Pledge Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Pledge Agent in good faith. The Lenders and the Pledgor covenant and agree to indemnify and hold harmless Pledge Agent, and to reimburse Pledge Agent from, against and for, any and all liabilities, costs fees and expenses (including reasonable attorney's fees) Pledge Agent may suffer or incur by reason of its execution and performance of this Agreement, except in the case of willful misconduct or gross negligence. In the event any legal questions arise concerning Pledge Agent's duties and obligations hereunder, Pledge Agent may consult its counsel and rely without liability upon written opinions given to it by such counsel. Said costs of indemnity shall be paid one-half by the Lenders and one-half by the Pledgor. Pledge Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization or other paper or document which Pledge Agent in good faith believes to be genuine and what it purports to be.

          (c) In the event that there shall be any disagreement among any of the parties to this Agreement resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Pledge Agent, in good faith, shall be in doubt as to what action it should take hereunder, Pledge Agent may, at its option, (i) refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Pledge Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Pledge Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved; or (ii) deposit the Collateral with any court of the Commonwealth of Pennsylvania or the United States District Court for the Western District of Pennsylvania for further disposition of such court, and after making any such deposit, it shall have no further responsibility to any party with respect to the disposition of such disputed amounts; or (iii) hold such part of the Collateral that is subject to dispute until Pledge Agent has received a final binding order of a court of competent jurisdiction, from which order no appeal has been taken and with respect to which order the time for filing any appeal has expired; or (iv) hold the Collateral until it has received a further agreement satisfactory to Pledge Agent and signed by all persons whom Pledge Agent reasonably deems necessary for the disposition of such Collateral.

          (d) Pledge Agent at any time may resign hereunder by giving written notice of its resignation to the other parties hereto at least sixty (60) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the Collateral held hereunder shall be delivered by Pledge Agent to such person as may be designated in writing by the other parties executing this Agreement, whereupon all of Pledge Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of Pledge Agent hereunder shall, nevertheless, cease and terminate. Pledge Agent's sole responsibility thereafter shall be to keep safely all Collateral then held by it hereunder and to deliver the same to a person designated by all the other parties executing this Agreement or by the judgment of a court of competent jurisdiction.

          Section  12.  Notice.  In  any  case  where  any  notice  or  other
          --------------------
communication is to be given or made pursuant to any provision of this Agreement, such notice or communication shall be sent by certified or registered mail, postage prepaid, or by overnight delivery service, and will be deemed to have been delivered when actually received on the date specified in the return or delivery receipt, if addressed as follows:

          If to the Lenders, to the Lender Representative:

                    Vincent  Lo  Castro
                    3644  Washington  Road
                    McMurray,  PA  15317

          with  a  copy  to:

                    Buchanan Ingersoll Professional Corporation
                    One  Oxford  Centre,  20th  Floor
                    301  Grant  St.
                    Pittsburgh,  PA  15219
                    Attention:  Mary L. Silverberg, Esq.

          If  to  the  Pledgor:

                    Pinnacle  Business  Management  Inc.
                    2963  Gulf  to  Bay  Boulevard
                    Suite  265
                    Clearwater,  Florida  33759
                    Attention:  Jeff  Turino


          If  to  Pledge  Agent:

                    Mark  Jackson
                    3644  Washington  Road
                    McMurray,  PA  15317

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section.

          Section 13.  No Waiver. No failure or delay on the part of the Lenders
          ----------------------
in exercising any right, power or privilege hereunder and no course of dealing between the Pledgor and the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lenders or any subsequent holders of the Note would otherwise have. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Lenders to take any other or further action in any circumstances without notice or demand.

          Section  14.  Binding  Effect;  Assignment.  This  Agreement  shall be
          ------------------------------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns and all subsequent holders of the Note or any portion thereof The Lenders may assign all of their rights and obligations hereunder at any time during the term of this Agreement to the assignee of the Note. Without the prior written consent of the Lenders, the Pledgor may not assign any of its rights or delegate any of its duties or obligations hereunder.

          Section 15. Entire Agreement; Amendment. This Agreement represents the
          ---------------------------------------
entire Agreement between the parties hereto with respect to the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, waiver, discharge or termination is sought.

          Section  16.  Counterparts.  This  Agreement may be executed in two or
          --------------------------
more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          Section  17.  Governing  Law.  This Agreement shall be governed by and
          ----------------------------
construed  in  accordance  with  the  laws  of the Commonwealth of Pennsylvania.

          Section  18.  Severability.  Every  provision  of  this  Agreement  is
          --------------------------
intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first above written.

                                   THE  LENDERS:


                                   -----------------------------------
                                   Vincent  Lo  Castro


                                   -----------------------------------
                                   Kim  Lo  Castro


                                   PLEDGOR

                                   PINNACLE  BUSINESS  MANAGEMENT,
                                   INC.



                                   By:________________________________
                                   President


                                   PLEDGE  AGENT:


                                   -----------------------------------
                                   Mark Jackson,  in such capacity